UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2017

Ares Dynamic Credit Allocation Fund, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	811-22535	46-4969053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars

12th Floor

Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 201-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2017, Scott Lem has been appointed Chief Financial Officer of Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”), replacing Penni F. Roll. Also effective July 1, 2017, Ms. Roll has been appointed Treasurer of ARDC, replacing Mr. Lem.

Mr. Lem is a Managing Director and Chief Accounting Officer, Credit in the Ares Finance Department. Mr. Lem joined Ares in 2003.

Ms. Roll is a Partner and the Chief Financial Officer of the Ares Credit Group. Ms. Roll joined Ares in April 2010. Prior to joining Ares, she served as Chief Financial Officer of Allied Capital Corporation from 1998 until April 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

Date: July 1, 2017	By:	/s/ Daniel J. Hall

	Name:	Daniel J. Hall

	Title:	Secretary